UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2015

CHINA SHOUGUAN MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-167964                         27-2513824

(Commission File Number)   (IRS Employer Identification No.)

6009 Yitian Road

New World Center Rm. 3207

Futian District, Shenzhen

People’s Republic of China

(Address of principal executive offices and zip code)

Telephone 0086-755-82520008

(Registrant's telephone number including area code)

N/A

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 28, 2015, Mr. Terry Tsao, our Chief Financial Officer, resigned.  Mr. Tsao’s resignation was not because of any disagreement with management or the board on any matter of policy, but so that he could pursue other interests.

On February 28, 2015, the Board of Directors appointed Chengqing Tan, age 35, as our Chief Financial Officer.  Mr. Tan joined the Company in February 2012 as the Accounting Manager of the Company. He holds a Bachelor of Enterprise Accounting degree from the Shenzhen University, PR China. He also holds the Intermediate Title of the Accounting Profession in PR China. Prior to joining the Company, Mr. Tan worked as the Accounting Manager in Shenzhen SanxinJingmeite Glass Co., Ltd. which affiliates with AVIC Sanxin Co., Ltd. from July 2008 to February 2012.  Mr. Tan devotes 100% of his time to the business of our Company. His present monthly salary is US$2578.

Item 9.01  Financial Statements and Exhibits

None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHOUGUAN MINING CORPORATION By: /s/ Feize Zhang Feize Zhang Chairman and Principal Executive Officer Dated: March 4, 2015